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                                                                     EXHIBIT 5.1




                                 March 31, 1998


Fleetwood Credit Receivables Corp.
22840 Savi Ranch Parkway
Yorba Linda, California  92687

         Re:     Fleetwood Credit RV Receivables Trusts

Ladies and Gentlemen:

     I am Vice President and Assistant General Counsel of Associates First Capital Corporation, a Delaware corporation and the parent company of Fleetwood Credit Corp., and in that capacity I have acted as counsel to Fleetwood Credit Receivables Corp., a California corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3 (File No. 33-91848), including forms of prospectus supplements relating to the Grantor Trust and the Owner Trust (in each case as defined below) (the "Registration Statement") relating to the Securities (as defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of up to $2,000,000,000 aggregate principal amount of (i) in the case of a grantor trust (each, a "Grantor Trust"), Asset Backed Certificates (the "Grantor Certificates") and (ii) in the case of an owner trust (each, an "Owner Trust"), Asset Backed Certificates (the "Owner Certificates") and Asset Backed Notes (the "Notes" and, together with the Owner Certificates, the "Owner Securities" and, together with the Grantor Certificates and the Owner Certificates, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, (i) each Series of Grantor Certificates will be issued pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company as depositor (the "Depositor"), the entity named as trustee therein (the "Grantor Trustee") and a servicer named therein (the "Servicer"), which Pooling and Servicing Agreement will be identified in the prospectus supplement for such Series of Grantor Certificates, and (ii) each Series of Owner Securities will be issued pursuant to (A) in the case of Owner Certificates, a trust agreement (each, a "Trust Agreement") between the Company as seller (the "Seller") and the entity named as trustee therein (the "Owner Trustee"), and (B) in the case of Notes, an indenture (each, an "Indenture") between the Owner Trust and the entity named therein as trustee (the "Indenture Trustee").

         As such counsel, I have examined originals, or copies identified to my satisfaction as being true copies of originals, of the following documents and have received the following advices:
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Fleetwood Credit Receivables Corp.
March 31, 1998

         1.      Articles of Incorporation of the Company, as now in effect;

         2.      Bylaws of the Company, as now in effect;

         3. Advices of governmental authorities with respect to the corporate status of, and payment of taxes by, the Company in the State of California;

         4.      The Registration Statement;

         5. Resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement;

         6. The forms of (i) each Pooling and Servicing Agreement, Trust Agreement or Indenture, as the case may be, as filed or incorporated by reference as exhibits to the Registration Statement (ii) Grantor Certificates included in any Pooling and Servicing Agreement so filed or incorporated by reference in the Registration Statement and (iii) Owner Securities included in any Trust Agreement or Indenture, as the case may be, so filed or incorporated by reference in the Registration Statement.

         7. Such other documents, records and statutes as I have deemed necessary for the purpose of this opinion.

         This opinion relates solely to California and federal law, and I do not purport to be an expert as to, nor do I express any opinions as to, the laws of any other jurisdiction.

         This opinion is subject to the qualification that I have not examined the securities but rather have examined specimens thereof. In addition, in rendering this opinion. I have assumed that any state securities laws applicable to the issuance of the securities have been complied with.

         Based upon such review, and in reliance thereon, and after consideration of such other legal questions as I have deemed necessary, it is my opinion that, subject to the qualifications and assumptions referred to above:

                 (a) When any (i) Pooling and Servicing Agreement relating to a Series of Grantor Certificates has been duly and validly authorized by all necessary action on the part of the Depositor and has been duly executed and delivered by the Depositor, assuming the due authorization, execution and delivery by the other parties thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, (ii) Trust Agreement relating to a Series of Owner Certificates has been duly and validly authorized



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Fleetwood Credit Receivables Corp.
March 31, 1998


         by all necessary action on the part of the Seller and has been duly executed and delivered by the Seller, assuming the due authorization, execution and delivery by the other parties thereto, such Trust Agreement will constitute a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and (iii) Indenture relating to a Series of Notes has been duly and validly authorized by all necessary action on the part of the related Owner Trust and has been duly executed and delivered by Owner Trust, assuming the due authorization, execution and delivery by the other parties thereto, such Indenture will constitute a legal, valid and binding agreement of such Owner Trust, enforceable against such Owner Trust in accordance with its terms, in each case as except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

                 (b) When a Series of (i) Grantor Certificates has been duly authorized by all necessary action on the part of the Depositor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Grantor Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Grantor Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement, (ii) Owner Certificates has been duly authorized by all necessary action on the part of the Seller (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Owner Trustee for such Series in accordance with the terms of the related Trust Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Owner Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Trust Agreement, and (iii) Notes has been duly authorized by all necessary action on the part of the related Owner Trust (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Indenture Trustee for such Series in accordance with the terms of the related Indenture and issued and delivered against payment therefor as described in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable and will be binding obligations of the related Owner Trust, and the holders thereof will be entitled to the benefits of the related Indenture.





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Fleetwood Credit Receivables Corp.
March 31, 1998


                 I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Opinions." In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                        Respectfully submitted,

                                        /s/ FREDERIC C. LISKOW
                                            Frederic C. Liskow





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